                                                                            Exhibit 23(j)

Independent Auditors' Consent

The Board of Trustees
Oppenheimer International Growth Fund:

We consent to the use in this Registration Statement of Oppenheimer International Growth Fund of our report dated
December 14, 2001, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the
Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the
Statement of Additional Information.

                                                                      /s/ KPMG LLP

                                                                      KPMG LLP

Denver, Colorado
March 25, 2002